LP Reports Second Quarter 2018 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported results today for the second quarter of 2018, which included the following:

•	Net sales for the second quarter of $811 million were higher by 17 percent compared to the year ago quarter.

•	Income from continuing operations was $163 million ($1.11 per diluted share).

•	Non-GAAP adjusted income from continuing operations was $157 million ($1.08 per diluted share).

•	Adjusted EBITDA from continuing operations for the second quarter was $242 million.

•	Deployed approximately $39 million in cash to repurchase 1.4 million shares during the second quarter.

“Our strong results this quarter demonstrate clear progress against our strategy to transform Louisiana-Pacific into a leading building solutions company,” said Brad Southern, LP Chief Executive Officer. “In fact, this was the best second quarter for LP since 2004, driven by steady execution from our team across the business, strength in OSB pricing as well as ongoing growth in our value added products. Each business - Siding, OSB, Engineered Wood and South America operations - delivered increased top and bottom line results on a year-over-year basis. We remain focused on executing on our key growth initiatives and delivering increased value to shareholders, including capital returns in the form of a new $150 million share repurchase authorization.”

SECOND QUARTER RESULTS

For the second quarter of 2018, LP reported net sales of $811 million, up from $694 million in the second quarter of 2017. LP reported income from continuing operations of $163 million, or $1.11 per diluted share, as compared to $95 million, or $0.65 per diluted share for the second quarter of 2017. Adjusted EBITDA from continuing operations in the second quarter of 2018 was $242 million compared to $167 million in the second quarter of 2017.

YEAR TO DATE RESULTS

For the six months ended June 30, 2018, LP reported net sales of $1.5 billion compared to $1.3 billion in the first six months of 2017. LP reported income from continuing operations of $258 million, or $1.76 per diluted share, compared to $150 million, or $1.02 per diluted share, for the same period in 2017. Adjusted EBITDA from continuing operations for the first six months of 2018 was $401 million compared to $281 million for 2017.

SIDING SEGMENT

The Siding segment consists of SmartSide siding as well as LP's prefinished CanExel siding line and a minor amount of OSB. These products are used in new construction, repair and remodeling and non-residential markets. The Siding segment reported net sales of $262 million in the second quarter of 2018, an increase of $31 million from $231 million in the second quarter of 2017. For the second quarter of 2018, the Siding segment reported operating income of $63 million compared to $49 million in the second quarter of 2017. For the second quarter of 2018, adjusted EBITDA from continuing operations for this segment was $71 million compared to $57 million in the second quarter of 2017. The increase in OSB sold in this segment accounted for approximately $6 million of the increased adjusted EBITDA from continuing operations for this segment.

For the first six months, Siding reported sales of $489 million, up 10 percent from the prior year and had an operating income of $108 million compared to $90 million in 2017. Adjusted EBITDA from continuing operations was $125 million compared to $106 million in 2017. The increase in OSB sold in this segment accounted for approximately $9 million of the increased adjusted EBITDA from continuing operations for this segment.

ORIENTED STRAND BOARD (OSB) SEGMENT

The OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales of $387 million in the second quarter of 2018, an increase of $62 million from $325 million of net sales in the second quarter of 2017. The OSB segment reported operating income of $157 million compared to $103 million in the second quarter of 2017. Adjusted EBITDA from continuing operations for this segment was $171 million compared to $118 million in the second quarter of 2017. The increase in selling price favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $76 million for the quarter as compared to the second quarter of 2017.

For the first six months, OSB reported sales of $701 million, up 18 percent from the prior year and had an operating income of $255 million compared to $164 million in 2017. Adjusted EBITDA from continuing operations was $284 million compared to $194 million in 2017. The increase in selling price favorably impacted results and Adjusted EBITDA from continuing operations by approximately $121 million for the first six months as compared to 2017.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber (LVL) and Laminated Strand Lumber (LSL). EWP reported net sales of $109 million in the second quarter of 2018, an increase of $15 million, from $94 million in the second quarter of 2017. The EWP segment reported operating income of $9 million compared to $5 million in the second quarter of 2017. Adjusted EBITDA from continuing operations for this segment was $13 million compared to $9 million in the second quarter of 2017.

For the first six months, EWP reported sales of $210 million, up 19 percent from the prior year and had an operating income of $11 million compared to $6 million in 2017. Adjusted EBITDA from continuing operations was $20 million compared to $14 million in 2017.

SOUTH AMERICA SEGMENT

The South American segment consists of facilities in Chile and Brazil and sales offices in Peru and Argentina. The segment reported net sales of $45 million in the second quarter of 2018, an increase of $6 million from $39 million in the second quarter of 2017. The South America segment reported operating income of $10 million compared to $6 million in the second quarter of 2017. Adjusted EBITDA from continuing operations for this segment was $12 million compared to $8 million in the second quarter of 2017.

For the first six months, South America reported sales of $88 million, up 15 percent from the prior year and had operating income of $19 million compared to $11 million in 2017. Adjusted EBITDA from continuing operations was $23 million compared to $15 million in 2017.

COMPANY OUTLOOK

“We are well positioned going into the second half of the year to drive profitable growth and value creation,” Southern said. “We are optimistic that our end markets will remain favorable, as builders report that traffic remains very strong even in a rising mortgage rate environment. Looking ahead, we will continue to leverage our strong balance sheet to deploy capital to the highest return opportunities, while continuing to grow our specialty products business.”

Louisiana-Pacific Corporation is a leading building products solutions company that invents, manufactures and delivers uniquely engineered, innovative building products that are backed by unparalleled service, strong customer support and industry leading warranties. With operations in the U.S., Canada, Chile and Brazil, LP helps builders, contractors, architects, engineers and home owners build smarter, better, faster and more efficiently. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX.  For more information, visit www.lpcorp.com.

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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: changes in governmental fiscal and monetary policies and levels of employment; changes in general economic conditions; changes in the cost and availability of capital; changes in the level of home construction and repair activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity and diesel fuel; changes in the cost of and availability of transportation; changes in other significant operating expenses; changes in exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in general and industry-specific environmental laws and regulations; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; the resolution of existing and future product-related litigation and other legal proceedings; and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$810.8	$694.1	$1,502.1	$1,305.0
Cost of sales	550.2	511.8	1,064.7	994.6
Gross profit	260.6	182.3	437.4	310.4

Selling, general and administrative expenses	50.1	47.2	100.7	95.9
Gain on sale or impairment of long lived assets, net	—	(3.1)	(0.6)	(2.5)
Other operating credits and charges, net	(4.5)	2.0	(4.9)	5.4
Income from operations	215.0	136.2	342.2	211.6

Non-operating income (expense):
Interest expense, net of capitalized interest	(4.4)	(4.9)	(8.8)	(9.9)
Investment income	4.8	2.3	8.0	4.3
Other non-operating items	(0.7)	(3.1)	(2.1)	(5.0)
Total non-operating income (expense)	(0.3)	(5.7)	(2.9)	(10.6)

Income from continuing operations before taxes and equity in loss of unconsolidated affiliate	214.7	130.5	339.3	201.0
Provision for income taxes	51.2	36.0	80.9	51.5
Equity in loss of unconsolidated affiliate	0.6	—	0.6	—
Income from continuing operations	162.9	94.5	257.8	149.5

Loss from discontinued operations before taxes	(0.3)	—	(5.6)	—
Benefit for income taxes	(0.1)	—	(1.4)	—
Loss from discontinued operations	(0.2)	—	(4.2)	—

Net income	$162.7	$94.5	$253.6	$149.5

Net income per share of common stock:
Income from continuing operations	$1.13	$0.65	$1.78	$1.04
Loss from discontinued operations	—	—	(0.03)	—
Net income per share - basic	$1.13	$0.65	$1.75	$1.04
Diluted net income per share of common stock:
Income from continuing operations	$1.11	$0.65	$1.76	$1.02
Loss from discontinued operations	—	—	(0.03)	—
Net income per share - diluted	$1.11	$0.65	$1.73	$1.02

Weighted average shares of stock outstanding - basic	144.6	144.5	144.7	144.3
Weighted average shares of stock outstanding - diluted	146.2	146.2	146.4	146.0

CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$1,000.9	$928.0
Receivables, net of allowance for doubtful accounts of $0.9 million at June 30, 2018 and December 31, 2017	162.3	142.5
Inventories	286.4	259.1
Prepaid expenses and other current assets	13.0	7.8
Current portion of notes receivable from asset sales	—	22.2
Total current assets	1,462.6	1,359.6
Timber and timberlands	56.0	55.7
Property, plant and equipment, net	946.6	926.1
Goodwill and other intangible assets	26.4	26.7
Investments in and advances to affiliates	53.9	7.8
Restricted cash	13.3	13.3
Other assets	59.5	56.8
Deferred tax asset	2.5	2.5
Total assets	$2,620.8	$2,448.5
LIABILITIES AND EQUITY
Current portion of long-term debt	$27.3	$25.1
Accounts payable and accrued liabilities	211.1	237.1
Income taxes payable	15.7	4.5
Current portion of contingency reserves	3.4	3.4
Total current liabilities	257.5	270.1
Long-term debt, excluding current portion	348.4	350.8
Deferred income taxes	58.9	33.4
Contingency reserves, excluding current portion	9.4	11.7
Other long-term liabilities	180.8	178.0
Stockholders’ equity:
Common stock	153.4	153.4
Additional paid-in capital	457.5	470.6
Retained earnings	1,508.4	1,280.1
Treasury stock	(206.2)	(177.5)
Accumulated comprehensive loss	(147.3)	(122.1)
Total stockholders’ equity	1,765.8	1,604.5
Total liabilities and stockholders’ equity	$2,620.8	$2,448.5

CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$162.7	$94.5	$253.6	$149.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30.1	29.6	61.1	60.2
Equity in (income) loss of unconsolidated affiliates, including dividends	(0.3)	(0.4)	(1.1)	(1.0)
Gain on sale or impairment of long-lived assets, net	—	(3.1)	(0.6)	(2.5)
Other operating credits and charges, net	(0.3)	2.0	(0.7)	5.4
Stock-based compensation related to stock plans	2.6	1.9	4.8	6.0
Exchange loss on remeasurement	0.1	1.5	—	1.7
Cash settlements of warranties, net of accruals	(0.6)	(2.4)	(1.5)	(5.6)
Cash settlements of contingencies, net of accruals	(5.3)	(0.3)	(1.5)	(0.3)
Pension contributions, net of expense	(2.1)	(2.1)	(0.5)	(0.7)
Other adjustments, net	(1.2)	(0.2)	0.7	0.2
Changes in assets and liabilities:
Increase in receivables	(16.2)	(5.1)	(45.4)	(44.8)
(Increase) decrease in inventories	40.6	37.8	(13.4)	13.0
Increase in prepaid expenses	(4.0)	(2.7)	(5.2)	(3.3)
Increase (decrease) in accounts payable and accrued liabilities	18.5	14.6	(19.5)	(5.3)
Increase (decrease) in income taxes	12.7	(24.8)	37.2	(10.9)
Net cash provided by operating activities	237.3	140.8	268.0	161.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(44.4)	(19.6)	(87.6)	(45.7)
Proceeds from sales of assets	0.1	3.2	0.9	3.2
Investments in unconsolidated affiliate	(45.0)	—	(45.0)	—
Payment of long-term deposit	—	(32.0)	—	(32.0)
Receipt of proceeds from notes receivable from asset sales	22.2	—	22.2	—
Other investing activities	(0.1)	—	(0.3)	0.2
Net cash used in investing activities	(67.2)	(48.4)	(109.8)	(74.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(0.2)	(0.1)	(0.3)	(1.3)
Payment of cash dividends	(18.7)	—	(37.6)	—
Purchase of treasury stock	(38.9)	—	(38.9)	—
Sale of common stock, net of cash payments under equity plans	—	(0.8)	0.1	(0.4)
Taxes paid related to net share settlement of equity awards	(2.1)	(0.1)	(7.8)	(4.8)
Other financing activities	—	—	3.1	—
Net cash used in financing activities	(59.9)	(1.0)	(81.4)	(6.5)
EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(5.1)	(0.8)	(3.9)	(0.1)
Net increase in cash, cash equivalents and restricted cash	105.1	90.6	72.9	80.7
Cash, cash equivalents and restricted cash at beginning of period	909.1	662.6	941.3	672.5
Cash, cash equivalents and restricted cash at end of period	$1,014.2	$753.2	$1,014.2	$753.2

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales:
Siding	$261.6	$231.0	$488.6	$445.0
OSB	387.4	325.0	700.7	593.4
EWP	109.1	94.2	209.8	176.3
South America	45.3	38.7	87.7	76.5
Other	7.4	7.1	15.3	15.8
Intersegment sales	—	(1.9)	—	(2.0)
	$810.8	$694.1	$1,502.1	$1,305.0
Operating profit (loss):
Siding	$62.7	$49.0	$108.0	$89.7
OSB	157.4	103.0	254.8	163.8
EWP	8.6	5.3	11.4	6.1
South America	9.6	5.5	18.5	10.6
Other	(0.8)	(0.9)	(1.7)	(1.1)
Other operating credits and charges, net	4.5	(2.0)	4.9	(5.4)
Gain on sale or impairment of long-lived assets, net	—	3.1	0.6	2.5
General corporate and other expenses, net	(27.6)	(26.8)	(54.9)	(54.6)
Interest expense, net of capitalized interest	(4.4)	(4.9)	(8.8)	(9.9)
Investment income	4.8	2.3	8.0	4.3
Other non-operating items	(0.7)	(3.1)	(2.1)	(5.0)
Income from continuing operations before taxes	214.1	130.5	338.7	201.0
Provision for income taxes	51.2	36.0	80.9	51.5
Income from continuing operations	$162.9	$94.5	$257.8	$149.5

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
KEY STATISTICS

	Quarter Ended June 30,		Six Months Ended June 30,
Housing starts[1]:	2018	2017	2018	2017
Single Family	257.9	237.3	452.7	418.7
Multi-Family	94.9	89.8	188.6	175.6
	352.8	327.1	641.3	594.3

[1] Actual U.S. Housing starts data reported by U.S. Census Bureau

The following table sets forth sales volumes for the quarter and six months ended June 30, 2018 and 2017.

	Quarter Ended June 30, 2018				Quarter Ended June 30, 2017
Sales Volume	Siding	OSB	EWP	Total	Siding	OSB	EWP	Total
SmartSide® Strand siding (MMSF)	308.6	—	—	308.6	269.4	—	—	269.4
SmartSide® fiber siding (MMSF)	57.7	—	—	57.7	65.8	—	—	65.8
CanExel® siding (MMSF)	12.1	—	—	12.1	14.7	—	—	14.7
OSB - commodity (MMSF)	34.4	662.6	13.9	710.9	76.7	684.9	14.9	776.5
OSB - value added (MMSF)	31.1	399.8	11.0	441.9	—	415.7	11.0	426.7
LVL (MMCF)	—	—	1.9	1.9	—	—	2.0	2.0
LSL (MMCF)	—	—	1.1	1.1	—	—	0.8	0.8
I-joist (MMLF)	—	—	21.7	21.7	—	—	23.2	23.2

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
Sales Volume	Siding	OSB	EWP	Total	Siding	OSB	EWP	Total
SmartSide® Strand siding (MMSF)	571.4	—	—	571.4	534.0	—	—	534.0
SmartSide® fiber siding (MMSF)	113.3	—	—	113.3	132.2	—	—	132.2
CanExel® siding (MMSF)	24.9	—	—	24.9	28.8	—	—	28.8
OSB - commodity (MMSF)	65.0	1,278.5	25.3	1,368.8	126.2	1,287.2	19.5	1,432.9
OSB - value added (MMSF)	57.6	783.2	20.7	861.5	—	805.2	20.0	825.2
LVL (MMCF)	—	—	3.8	3.8	—	—	3.8	3.8
LSL (MMCF)	—	—	2.0	2.0	—	—	1.6	1.6
I-joist (MMLF)	—	—	45.5	45.5	—	—	43.2	43.2